Securities Processing
Self-Clearing with
Service Bureau
Outsourcing
Self-Clearing with Ops.
Outsourcing & Service
Bureau
Broadridge’s Simplified Securities Processing Model
Clearing
Fully-Disclosed Clearing
Financing
Activities and
Compliance
Technology &
Data Center
Operational
Infrastructure
Client
Responsibility
Client
Responsibility
Client
Responsibility
Provided by
Broadridge
Provided by
Broadridge
Provided by
Broadridge
Provided by
Penson
(Previously provided by Ridge)
Target Large
Broker-Dealer Firms
Large ~ Medium
Broker-Dealer Firms
Medium ~ Small
Broker-Dealer Firms
Outsourced to
Broadridge
(Previously provided by Ridge)
Outsourced to
Broadridge
(Previously provided by Ridge)
Third Party
Clearing
Clients
•
In our 3-tier processing model Ridge Clearing has effectively been replaced by any third-party clearing firm  that uses our platform
• Penson as a clearing firm has outsourced the technology and operational infrastructure components to Broadridge
• Penson keeps the financing activities and related balance sheet activity
• Broadridge (via Ridge ) no longer provides financing activities and this allows Broadridge to reclaim significant capital out of Ridge
Exhibit 99.5

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